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                                                                  Exhibit (j)(i)

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 13, 1999, relating to the financial statements and financial highlights appearing in the June 30, 1999 Annual Reports to Shareholders of the Equity Income Fund, Value Fund, Renaissance Fund, Growth Fund, Select Growth Fund (Formerly Core Equity Fund), Target Fund, Mid-Cap Equity Fund, Opportunity Fund, Innovation Fund, International Growth Fund, Capital Appreciation Fund, Mid-Cap Fund (Formerly the Mid-Cap Growth Fund), Small Cap Fund (Formerly Small-Cap Growth Fund), Micro-Cap Fund (Formerly Micro-Cap Growth Fund), Small-Cap Value Fund, Enhanced Equity Fund, Tax-Efficient Equity Fund, Structured Emerging Markets Fund, Tax-Efficient Structured Emerging Markets Fund and International Fund (each a Portfolio of PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

March 27, 2000